Form N-SAR, Sub-Item 77Q1(e)
Copies of any new or amended
investment advisory contract

Nuveen Quality Preferred Income
Fund 3
333-100761
811-21242

We hereby incorporate by reference
the form
of the new Investment Management
Agreement
and new Sub-Advisory Agreements
filed in Proxy materials in the SEC
filing on June 20, 2005, under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007503.